Exhibit 99.1

HOST HOTELS & RESORTS ANNOUNCES ACQUISITION OF SIX HOTELS BY ITS EUROPEAN JOINT VENTURE

BETHESDA, MD; September 11, 2008 – Host Hotels & Resorts, Inc. (NYSE:HST) today announced that its joint venture in the Netherlands with Stichting Pensioenfonds ABP, the Dutch pension fund for public employees, and an affiliate of GIC Real Estate Pte Ltd, the real estate investment company of the government of Singapore Investment Corporation Pte Ltd, entered into an agreement to purchase six hotels comprising 1,954 rooms in three countries for approximately €565 million. The purchase price includes the assumption of approximately €434 million of debt at an interest rate under 6%. The acquisition price represents a significant discount to replacement cost and provides the venture with further geographic diversification into France and Germany. These properties will benefit from recent significant capital investment of over €80 million and are located in prime urban markets that have strong room rate performance and low supply growth. Upon closing, the European Joint Venture will be fully funded and invested, owning 17 hotels with nearly 5,500 rooms in eight countries. The purchase is subject to regulatory approvals and other closing conditions and is expected to close later this year.

The six fee simple properties include the 757-room Paris Marriott Rive Gauche Hotel & Conference Center, the 402-room Renaissance Amsterdam Hotel, the 327-room Renaissance Paris Hotel La Defense, the 97-room Renaissance Paris Vendome Hotel, the 221-room Courtyard Duesseldorf Seestern and the 150-room Courtyard Paris Defense West – Colombes.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company that is the largest lodging real estate investment trust and one of the largest owners of luxury and upper upscale hotels. The Company currently owns 117 properties with approximately 64,000 rooms, and also holds a minority interest in a joint venture that owns 11 hotels in Europe with over 3,500 rooms. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton® and Swissôtel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Host Hotels & Resorts, Inc. News Release	September 11, 2008

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of September 11, 2008, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

* This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

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